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                                                                     EXHIBIT 4.4





                             PHOENIX NETWORK, INC.

                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           Adopted November 20, 1992
                  Amended on March 25, 1993 and March 24, 1994


1.       PURPOSE

         (a) The purpose of the 1992 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Phoenix Network, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or any affiliate of the Company (each such person being referred to as a "Non-Employee Director") may be given an opportunity to purchase stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (c) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee (the "Committee") composed of not fewer than the minimum number of members which may be
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required to comply with the requirements of Rule 16b-3 promulgated under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate four hundred eighty thousand (480,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY

         Options shall be granted only to Non-Employee Directors of the Company.

5.       NON-DISCRETIONARY GRANTS

         (a) On January 4, 1993, each person who is then serving as a Non-Employee Director shall automatically be granted under the Plan an option to purchase twenty-four thousand (24,000) shares of common stock of the Company (subject to adjustment as provided in paragraph 10 hereof) on the terms and conditions set forth herein.





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         (b)     Each person who is elected or appointed for the first time to be a Non-Employee Director after January 4, 1993 shall, upon the effective date of such election or appointment, automatically be granted an option to purchase ten thousand (10,000) shares of the Company's common stock (subject to adjustment as provided in paragraph 10 hereof) on such date upon the terms and conditions set forth herein.

         (c) On the first business day of each calendar year, commencing January 3, 1994, each person who is then serving as a Non-Employee Director shall automatically be granted an option to purchase a number of shares of the Company's common stock (rounded to the nearest one hundred (100) shares) equal to the Proration Factor (as defined below) multiplied by the sum of (i) ten thousand (10,000) shares of common stock of the Company and (ii) two thousand five hundred (2,500) shares of common stock of the Company multiplied by the number of full years such Non-Employee Director has served as a Non-Employee Director (subject to adjustment as provided in paragraph 10 hereof). The "Proration Factor" shall mean a fraction the numerator of which is the number of calendar days during the preceding calendar year on which such person served as a Non-Employee Director and the denominator of which is three hundred sixty-five (365).

6.       OPTION PROVISIONS

         Each option granted under the Plan shall contain the following terms and conditions (through incorporation of provisions hereof by reference in the option or otherwise):

         (a)     Each option shall expire on a date (the "Expiration Date") ten
(10) years from the date of grant. The term of each option may terminate sooner than the Expiration Date if the optionee's service as a Non-Employee Director or, subsequently, as an employee of the Company terminates for any reason. In the event of such termination of service, the option shall terminate





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on the earlier of (1) the Expiration Date or (2) the later of the date three
(3) months following the date of termination of service or the date seven (7) months following the date of grant; provided, however, that if such termination of service is due to the optionee's death or permanent and total disability (within the meaning of Section 422(c)(6) of the Code), the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of such termination. In any and all circumstances, an option may be exercised following termination of the optionee's service to the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e) hereof. Notwithstanding the foregoing provisions of this subparagraph (a), if exercise within the foregoing periods is prohibited under paragraph 13 below, the term of the option shall be extended (but in no event beyond the Expiration
Date) to a date thirty (30) days following the first date on which the condition of paragraph 13 of the Plan has been met.

         (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value (which shall be the closing bid price) of the stock subject to such option on the date such option is granted.

         (c) The optionee may elect to make payment of the purchase price of common stock acquired upon exercise of an option under one of the following alternatives: (1) payment of the exercise price in cash (including check and including cash (or check) delivered pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock) at the time the option is exercised; (2) provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company that have been owned by the optionee for at





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least six (6) months and that are owned free and clear of any liens, claims, encumbrances, or security interests, which common stock shall be valued at fair market value (which shall be the closing bid price) on the date of exercise; or
(3) payment by a combination of the methods of payment specified in subparagraphs 6(c)(1) and 6(c)(2) above.

         (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by such person's guardian or legal representative.

         (e)     (1)      Each option granted under the Plan shall vest in
installments at a rate of one sixteenth (1/16) per quarter for sixteen (16) quarters following the date of grant.

                 (2) Subject to the limitations contained herein, including, without limitation, those contained in paragraph 13, each option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(2) to give written assurance satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for





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the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) The Board shall not amend more than once every six months any provision of this Plan relating to the amount, price and timing of grants of options to Non-Employee Directors, including amendments to Sections 4 through 6 of this Plan, except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

7.       COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of common stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant options and issue and sell shares of common stock upon exercise of options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable in a timely manner to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful grant of options and issuance and sale of common stock under the Plan, the Company shall defer the grant of such options and/or issuance and sale of Common Stock until the Company receives any such regulatory commission or agency authority and shall be relieved from any liability for such delay.





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8.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.       MISCELLANEOUS

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue acting as a director of (or to employment by) the Company or shall affect any right of the Company, its Board or stockholders to terminate the directorship (or employment) of any Non-Employee Director with or without cause.

         (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

         (d) In connection with each option granted pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.





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10.      ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the common stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then to the extent permitted by applicable law: (A) any surviving corporation shall assume any outstanding options under the Plan or shall substitute similar options for those outstanding under the Plan, or (B) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then such options shall be terminated if not exercised prior to such event.





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11.  AMENDMENT OF THE PLAN

         (a) Subject to Section 6(g), the Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will modify the Plan in any way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to prevent disqualification of the Non-Employee Directors from being "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

12.      TERMINATION OR SUSPENSION OF THE PLAN

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date it was initially adopted by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.





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13.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company if stockholder approval is then required in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to prevent disqualification of the Non-Employee Directors from being "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. No option granted under the Plan shall be exercised or exercisable unless and until the condition of this paragraph 13 has been met.





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